                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 7, 2000


                              HYPERCOM CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                     1-13521                 86-0828608
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)          Identification No.)


        2851 WEST KATHLEEN ROAD, PHOENIX, ARIZONA                85053
         (Address of principal executive offices)              (Zip code)


Registrant's telephone number, including area code   (602) 504-5000


                                 Not applicable.

         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 10, 2000, Hypercom Corporation (the "Company") announced that its wholly-owned subsidiary Hypercom Financial, Inc. (the "Buyer") had completed the purchase of substantially all of the assets and business and the assumption of certain liabilities of Golden Eagle LLC ("Golden Eagle") pursuant to an Agreement of Purchase and Sale of Assets dated December 14, 1999 (the "Purchase Agreement"), among the Company, Buyer, Golden Eagle, Golden Corporation, Leonard E. Friedlander, and Lawrence T. Lawler, Jr. The purchase price paid at closing was $18.5 million in cash and $4 million in the Company's common stock, which is the price negotiated by the parties to the Purchase Agreement. The Company funded the initial purchase price with cash on hand and its common stock. Golden Eagle could earn an amount up to $32.5 million in the Company's common stock over the next three years if certain financial objectives are met, with the stock valued at the price determined as of the date of closing.

         The foregoing information is qualified in its entirety by reference to the Purchase Agreement which is filed herewith as Exhibit 2.1.

         A copy of the press release announcing the completion of the acquisition is also filed herewith as Exhibit 99.1 and is hereby incorporated by reference into this Item 2.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements. The audited and unaudited consolidated financial statements of Golden Eagle LLC, the notes related thereto, and the report of independent auditors of Golden Eagle LLC are set forth below on pages F-2 - F-34.

         (b) Pro Forma Financial Information. The unaudited pro forma financial information of Hypercom Corporation and Golden Eagle LLC is set forth below on pages F-35 - F-39.

         (c)      Exhibits

         Exhibit Number          Description

         2.1                     Purchase Agreement described in Item 2 above.

         23                      Consent of Melillo &
                                 Mitchell, LLC (regarding
                                 Form S-8 Registration
                                 Statements).

         99.1                    Press Release dated January 10, 2000.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HYPERCOM CORPORATION



Date: January 12, 2000                     /s/ Jonathon Killmer
                                           ------------------------------------
                                           Jonathon Killmer
                                           Chief Financial Officer and
                                           Chief Administrative Officer

         INDEX TO FINANCIAL STATEMENTS AND PRO-FORMA FINANCIAL INFORMATION

Report of Melillo & Mitchell, LLC, Independent Auditors............................................  F-2

Consolidated Financial Statements of Golden Eagle LLC:

     Consolidated Balance Sheets as of December 31, 1997 and 1998..................................  F-3

     Consolidated Statements of Income and Members' Equity for the Years Ended
     December 31, 1997 and 1998....................................................................  F-4

     Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1997 and 1998....................................................................  F-5

     Notes to Consolidated Financial Statements for the Year Ended December 31,
     1998..........................................................................................  F-6 through F-13

     Consolidated Balance Sheet as of September 30, 1999...........................................  F-14

     Consolidated Income Statement and Members' Equity for the nine months ended
     September 30, 1999............................................................................  F-15

     Consolidated Statement of Cash Flows for the nine months ended September
     30, 1999......................................................................................  F-16

     Notes to the Financial Statements for the nine months ended September 30,
     1999..........................................................................................  F-17 through F-24

     Consolidated Balance Sheet as of September 30, 1998...........................................  F-25

     Consolidated Income Statement and Members' Equity for the nine months ended September 30, 1998......................................................................  F-26

     Consolidated Statement of Cash Flows for the nine months ended September
     30, 1998......................................................................................  F-27

     Notes to the Financial Statements for the nine months ended September 30,
     1998..........................................................................................  F-28 through F-34

Unaudited Pro-Forma Combined Condensed Statements of Hypercom Corporation:

     Unaudited Pro-Forma Combined Condensed Statement of Income for the year ended June 30, 1999...........................................................................  F-35

     Unaudited Pro-Forma Combined Condensed Statement of Income for the three months ended September 30, 1999...............................................................  F-36

     Unaudited Pro-Forma Combined Condensed Balance Sheet, September 30, 1999......................  F-37

     Notes to Unaudited Pro-Forma Combined Condensed Financial Statements..........................  F-38 through F-39

                                  [Letterhead]


                          INDEPENDENT AUDITORS' REPORT


                                 March 10, 1999


To the Members
Golden Eagle LLC
The Executive Pavilion
90 Grove Street; Suite 3
Ridgefield, CT  06877


         We have audited the accompanying consolidated balance sheets of Golden Eagle LLC as of December 31, 1998 and 1997, and the related consolidated statements of income and members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden Eagle LLC as of December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            Respectfully submitted,

                                            MELILLO & MITCHELL, LLC
                                            Certified Public Accountants


                                            /s/ Melillo & Mitchell, LLC
                                            -----------------------------------

                                GOLDEN EAGLE LLC
                           CONSOLIDATED BALANCE SHEET
                                  DECEMBER 31,

                                                                  1998              1997
                                                             ------------      ------------
                                     ASSETS
Current Assets
Cash                                                         $    761,746      $    923,787
Accounts Receivable                                               583,818         2,250,359
Net Investment in Leases-Short Term                             2,757,421         2,624,613
Prepaid Supplies and Expenses                                     208,309            32,905
Escrow Cash Deposit                                               661,525           335,503
                                                             ------------      ------------
     Total Current Assets                                       4,972,819         6,167,167

Property, Plant and Equipment
Office Furniture and Equipment                                    185,769            97,311
Equipment under Operating Lease                                    60,274            40,768
  Less:  Accumulated Depreciation                                 (95,408)          (56,238)
                                                             ------------      ------------
     Property, Plant and Equipment, Net                           150,635            81,841

Other Assets
Escrow Cash Deposit                                             1,627,489           855,856
Security Deposits Receivable                                       24,337            18,660
Net Investment in Leases-Long Term                              6,783,829         6,457,094
Software Development, Net                                          80,958              --
Other Receivables                                                  33,457            29,311
                                                             ------------      ------------
     Total Other Assets                                         8,550,070         7,360,921
                                                             ------------      ------------
     TOTAL ASSETS                                            $ 13,673,524      $ 13,609,929
                                                             ============      ============

                         LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts Payable                                             $    298,492      $     84,815
Accrued Expenses                                                   28,970           122,247
Taxes Payable                                                     157,439            64,193
Note Payable - Short Term                                       2,154,410         2,897,615
Other Payables                                                     25,395            40,642
                                                             ------------      ------------

     Total Current Liabilities                                  2,664,706         3,209,512

Long Term Liabilities
Security Deposits Payable                                          48,774            28,766
Deferred Income Taxes                                             136,331           196,331
Note Payable - Long Term                                        5,300,295         7,128,736
Other Payables                                                       --              25,375
                                                             ------------      ------------

     Total Long Term Liabilities                                5,485,400         7,379,208

Subordinated Debt                                                 500,000              --

Members' Equity                                                 5,023,418         3,021,209
                                                             ------------      ------------

TOTAL LIABILITIES AND MEMBERS' EQUITY                        $ 13,673,524      $ 13,609,929
                                                             ============      ============

The Notes to the Financial Statements are an integral part of these statements.

                                GOLDEN EAGLE LLC
              CONSOLIDATED STATEMENT OF INCOME AND MEMBERS' EQUITY
                         FOR THE YEAR ENDED DECEMBER 31,

                                                   1998              1997
                                              ------------      ------------
Revenue
Lease Income                                  $  6,245,708      $  7,473,656
Gain on Sale of Lease Receivables               10,333,581         4,197,859
Interest Income                                     19,679             6,808
Other Income                                       814,446           297,014
                                              ------------      ------------

  TOTAL REVENUES                                17,413,414        11,975,337

Lease Expense                                    7,795,463         5,843,314
Salaries                                         1,970,235           997,523
Interest Expense                                   893,150           725,765
Depreciation and Amortization                      183,987           173,238
Provision for Credit Losses                        665,000           248,963
Other General and Administrative Expenses        2,709,353         1,298,488
                                              ------------      ------------

  TOTAL EXPENSES                                14,217,188         9,287,291

Income before Benefit for Income Taxes           3,196,226         2,688,046

(Benefit) Provision for Income Taxes               (59,300)          (59,300)
                                              ------------      ------------

NET INCOME                                       3,255,526         2,747,346

MEMBERS' EQUITY, JANUARY 1,                      3,021,209           695,863

Members' Drawings                               (1,253,317)         (422,000)
                                              ------------      ------------

MEMBERS' EQUITY, DECEMBER 31,                 $  5,023,418      $  3,021,209
                                              ============      ============


The Notes to the Financial Statements are an integral part of these statements.

                                GOLDEN EAGLE LLC
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             YEAR ENDED DECEMBER 31,

                                                       1998              1997
                                                  ------------      ------------
Cash Flows used by Operating Activities:
 Net Income                                       $  3,255,526      $  2,747,346

 Adjustments to Reconcile Net Income to
 Net Cash by Operating Activities:
  Depreciation and Amortization                        183,987           173,238
  Changes in Assets and Liabilities:
   (Increase)/Decrease in Accounts Receivable        1,666,541        (2,243,906)
   (Increase)/Decrease in Prepaid Expenses            (175,404)           12,326
   (Increase)/Decrease in Other Receivables             (4,146)                5
   (Increase) in Escrow Cash Deposit                (1,097,655)         (886,045)
   (Increase) in Security Deposit                       (5,677)           (2,958)
    Increase in Accounts Payable
      and Accrued Expenses                             120,400            81,679
    Increase in Taxes Payable                           93,246            61,503
    (Decrease) in Other Payables                       (40,622)          (70,472)
    Increase/(Decrease) in Security Deposits            20,008            (3,728)
    (Decrease) in Deferred Taxes                       (60,000)          (60,000)
                                                  ------------      ------------
     Net Cash (Used)/Provided
       by Operating Activities                       3,956,204          (191,012)

Cash Flows from Investing Activities-
 Purchase of Furniture and Equipment                   (88,458)           (9,100)
 (Increase)/Decrease in Equipment
  under Operating Lease                                (19,506)           71,479
 Software Development Costs                           (101,198)             --
                                                  ------------      ------------
 Net Cash (Used) by Investing Activities              (209,162)           62,379

Cash Flows Provided by Financing Activities-
 (Increase) in Net Investment in
     Direct Financing Leases                          (584,120)       (7,705,854)
 Note Receivable                                          --             228,025
 Borrowings under Subordinated Debt                    500,000              --
 Borrowings under Notes Payable                     73,396,914        36,265,207
 (Payments) under Notes Payable                    (75,968,560)      (27,527,550)
 Drawings                                           (1,253,317)         (422,000)
                                                  ------------      ------------
     Net Cash Provided/(Used) by
      Financing Activities                          (3,909,083)          837,828
                                                  ------------      ------------

     Net Increase/(Decrease) in Cash                  (162,041)          709,195

Cash at Beginning of Year                              923,787           214,592
                                                  ------------      ------------

Cash at End of Year                                    761,746           923,787
                                                  ============      ============

Supplemental Disclosures
Noncash Investing and Financing Activities
 Cash Paid During the Year for:
   Interest                                            873,017           715,013
   Income Taxes                                            675               675
                                                  ============      ============


The Notes to the Financial Statements are an integral part of these statements.

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    DECEMBER 31, 1998

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      Nature of Business

                  Golden Eagle LLC (The Company) leases diversified types of office, medical, telecommunications and credit card authorization equipment generally for a period of one to five years. The Company also structures and operates vendor leasing programs. The Company's wholly owned subsidiary, Golden Eagle Credit Corporation, was incorporated in the State of New York in 1987 and formerly operated as a subsidiary of Sequa Corporation.

         (B)      Principles of Consolidation

                  The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned.

                  All significant intercompany balances and transactions have been eliminated in consolidation.

         (C)      Accounting for Unearned Lease Income

                  The Company accounts for its leases where applicable as direct financing leases under the provision of Statement of Financial Accounting Standards No. 13. The aggregate lease payments to be received over the term of the leases plus the estimated unguaranteed residual value less the unearned amount of each is capitalized as net investment in the leases. The unguaranteed residual value is recognized as income over the term of the lease payments by use of the straight-line method applied as payments are made by the lessee.

                  In addition, leases that do not meet the direct finance criteria are treated as operating leases where income is recognized based on the lease agreement.

         (D)      Property, Plant and Equipment

                  Property and equipment are stated at cost. Depreciation is computed using straight-line methods over the estimated useful lives of the respective assets which range from 5 years (equipment) to 7 years (furniture and fixtures). Depreciation expense on office furniture and equipment is $31,795 for the year ended December 31, 1998.

                  As described further in Note 3, equipment under operating leases is included as part of property, plant and equipment.

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    DECEMBER 31,1998

         (E)      Income Taxes

                  The Company is treated as a partnership for federal income tax purposes and does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the members. However, one of the Company's wholly owned subsidiaries is a corporation and may be subject to income taxes.

                  With respect to its wholly owned subsidiary, the Company utilizes the asset and liability method of accounting for income taxes in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". Under the asset and liability method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates.

                  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.


         (F)      Compensated Absences

                  The Corporation has not accrued for compensated absences as the amount cannot be reasonably estimated.

         (G)      Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         (H)      Concentrations

                  The Company's lease receivables and unguaranteed residual value consist mainly from the lease of credit card authorization equipment. However, these amounts consist of a large number of customers and a wide range of industries and locations. The Company maintains several cash accounts at different financial institutions and at December 31, 1998, $658,559 was in excess of the FDIC insured limit of $100,000.

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    DECEMBER 31, 1998


2.       NET INVESTMENT IN DIRECT FINANCING LEASES

         The following lists the components of the net investment in direct financing leases as of December 31, 1998:

Total Minimum Lease Payments
         Receivable                        $ 9,010,676
Reserve of Minimum Lease Payments
         Receivable                           (185,963)

Estimated Unguaranteed Residual
         Values of Leased Equipment          9,585,099
Unearned Income                             (9,224,132)
Initial Direct Costs                           355,570
                                           -----------
         Net Investment in Direct
         Financing Leases                  $ 9,541,250
                                           ===========

         Net Investment Classified as:
                  Current                    2,757,421
                  Noncurrent                 6,783,829

         The realization of the estimated value of leased property depends on the ultimate sale of the leased equipment at the end of the lease term. The residual value is not a part of the contractual agreement with the lessee but is based on values that have been realized in the past by the Company and on the nature of the equipment being leased.

         As discussed in Note 7, a reserve in the amount of $800,000 has been allocated against escrow cash deposits for the year ended December 31, 1998, related to the sale of lease receivables. There was no such reserve for the year ended December 31, 1997.


3.       EQUIPMENT UNDER OPERATING LEASE

         Leases that do not meet the criteria of direct financing leases under FASB 13 are treated as operating leases. The equipment under such leases is included as part of Property, Plant and Equipment and depreciated. Amounts billed under such leases, but not yet collected, are included in accounts receivable.

         Depreciation expense on equipment under operating leases is $7,375 for the year ended December 31, 1998.

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    DECEMBER 31, 1998


4.       NOTES PAYABLE

         Notes Payable consist of the following:

                                                                                      December 31, 1998
                                                                                      -----------------

         A revolving line of credit in the amount of $8,000,000, which bears interest at either the prime rate plus 1% or the Libor Rate plus 275 basis points, was extended to the Company by Fleet Bank, N.A. The line matures on April 30, 2000, and is secured by certain related lease payments receivable and is guaranteed by the members of the
         Company.                                                                       $ 5,755,463


         A warehouse facility in the amount of $10,000,000, which bears interest at either a fixed rate of 3.80% plus the U.S. Treasury Rate, or a fixed rate of the prime rate plus 1.0% was extended to the Company by Tokyo
         Leasing (U.S.A.) Inc. The warehouse facility matures on October 31,
         1999, and is secured by certain related lease payments receivable and
         is guaranteed by the members of the Company.                                   $         0


         A warehouse facility in the amount of $5,000,000, which bears interest at either a fixed rate of 3.50% plus the U.S. Treasury Rate, or a fixed rate of the prime rate plus 1.0% was extended to the Company by Tokyo
         Leasing (U.S.A.) Inc. The warehouse facility matures on May 31, 1999, and is secured by certain related lease payments receivable and is
         guaranteed by the members of the Company                                       $         0

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    DECEMBER 31, 1998


         A warehouse facility in the amount of $6,500,000, was extended to the
         Company by LINC Capital, Inc. The warehouse facility is continuous and is secured by certain related lease payments receivable and is guaranteed by the members of the Company. The interest rate has now been adjusted to the prime rate plus 2.0% and will be reduced by 1.0%
         if the average balance exceeded $2,500,000 during the prior quarter.           $     8,820


         Note Payable Related to Receivable Sale                                        $ 1,690,422
                                                                                        -----------

                  Total                                                                 $ 7,454,705

                  Less Current Maturities                                                 2,154,410
                                                                                        -----------
                  Total Long Term Debt                                                  $ 5,300,295
                                                                                        ===========

5.       SUBORDINATED DEBT

         An unsecured subordinated debt due to the                                      $   500,000
         members of the Company, payable on
         demand at an interest rate of 12%.


6.       LEASE COMMITMENTS

         The Company has various leases for equipment, furniture and offices which are classified as operating leases.

         Future minimum lease payments under noncancelable operating leases with initial or remaining terms of one year or more are as follows:

                           1999             $450,537
                           2000             $338,395
                           2001             $ 49,393
                           2002                 0
                           2003                 0

         The leases for the Company's office facilities may be renewed at the option of the Company, however, they are not required to exercise such options.

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    DECEMBER 31, 1998

7.       SALE OF LEASE RECEIVABLES

         The Company has assigned certain groups of lease payment receivables to third parties with limited recourse. The assignment has been treated as a sale of receivables with the net investment in leases reduced by the lease payment receivables sold. The Company has provided the purchasers of the lease payment receivables with a first security interest in the related equipment under lease, should the lease payment receivables be uncollectible. Additionally, in some instances, the Company would have limited recourse to the purchaser for any uncollectible lease payment receivable up to 30% of the uncollected amount after application of the equipment. The Company has retained the right to the unguaranteed residual interest in the leased equipment at the end of the lease term.


                  Gross Proceeds from Sale
                      of Lease Receivables               $44,378,773
                  Net Investment in Lease
                      Receivables Sold                    34,045,192
                                                         -----------
                  Gain on Sale of Lease
                      Receivables                        $10,333,581
                                                         ===========

         Escrow cash deposits represent proceeds from the sale of lease payment receivables held in escrow accounts until the collection of the receivables by the purchasers. The escrow amounts may be used by the purchasers to recover certain uncollected amounts from the Company after application of the equipment. The total amount held in escrow accounts as of December 31, 1998, is $3,089,014. A reserve in the amount of $800,000 has been established to offset the total escrow deposits for potential uncollectibility.


8.       OTHER RECEIVABLES

         Other receivables represent amounts the Company is due from the third parties to whom it has sold lease receivables. In certain instances the Company continues to collect the lessee payments and then remits them to the third party purchaser. As of the balance sheet date the Company has remitted $33,457 in excess of the amount actually collected.

NOTES TO THE FINANCIAL STATEMENTS                    DECEMBER 31, 1998


9.       OTHER INCOME

         The Company self insures the equipment under lease. The lessees remit payments on a monthly basis to the Company in return for loss and destruction coverage on the leased equipment. As of December 31, 1998, the Company has not had any claims against the covered equipment. Correspondingly no reserve has been established.


10.      COMMITMENTS AND CONTINGENCIES

         As part of its sale of certain lease receivables, the Company is required to repurchase any defaulted leases. Generally, the amount the Company is required to repurchase cannot exceed 30% of the uncollected amount after application of the related equipment.

         As discussed in Note 7, a certain percentage of the proceeds from the sale of lease receivables is held in escrow until collection of the lease receivables by the purchaser. Included in escrow cash deposits is $527,253 which one of the lease receivable purchasers is disputing. The amount in dispute has not been indicated by the lease receivable purchaser. The Company feels it has met its recourse obligation with regard to this sale and feels they are entitled to this balance.

11.      OTHER PAYABLES

         Other payables represent amounts the Company owes Tokyo Leasing related to the sale of certain lease receivables. Interest on the amounts owed is between 9.12% and 10.80%.


12.      INCOME TAXES

         As discussed in Note 1, the Company is taxed as a partnership and thus does not have an entity level income tax. However, taxes are provided for the Company's wholly-owned corporate subsidiary.

         The net deferred tax liability in the accompanying balance sheet of $136,331 results principally from the difference between the cash method used for reporting taxes and the accrual method in the financial statements. Deferred tax liabilities have also resulted from the difference between leases being treated as direct financing leases for financial statement reporting and true leases for tax

NOTES TO THE FINANCIAL STATEMENTS                    DECEMBER 31, 1998


         purposes. Additional deferred tax liabilities have been generated on the treatment of the assignment of lease payment receivables as a sale for financial statement purposes and as a loan for tax purposes.

         The current income tax expense arose from a minimum tax on capital imposed by state taxing authorities. The Company's timing differences are expected to reverse within the next four years. The statutory rate of taxation for federal and state of Connecticut jurisdictions averages 43%, net of the state tax benefit.

13.      SOFTWARE DEVELOPMENT COSTS

         The Company amortizes the cost of developing lease related software for internal use over a five year period. The total capitalized cost is $101,198 and accumulated amortization is $20,240.

UNAUDITED

                                GOLDEN EAGLE LLC
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999

                                     ASSETS

Current Assets
Cash                                                $    468,611
Accounts Receivable                                      838,170
Investments                                                1,075
Net Investment in Leases-Short Term                    6,432,415
Prepaid Supplies and Expenses                            203,539
Escrow Cash Deposit                                      357,307
                                                    ------------

     Total Current Assets                              8,301,117

Property, Plant and Equipment
Office Furniture and Equipment                           222,893
Equipment under Operating Lease                          383,837
  Less:  Accumulated Depreciation                       (198,360)
                                                    ------------

     Property, Plant and Equipment, Net                  408,370

Other Assets
Escrow Cash Deposit                                      879,047
Security Deposits Receivable                              26,837
Net Investment in Leases-Long Term                    15,825,077
Software Development, Net                                 86,694
Other Receivables                                        257,197
                                                    ------------

     Total Other Assets                               17,074,852

     TOTAL ASSETS                                     25,784,339
                                                    ============

                LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts Payable                                    $    171,884
Taxes Payable                                            169,587
Accrued Payables                                       1,340,976
Note Payable - Short Term                              5,407,147
                                                    ------------

     Total Current Liabilities                         7,089,594

Long Term Liabilities
Security Deposits Payable                                 65,924
Note Payable - Long Term                              13,302,704
                                                    ============

     Total Long Term Liabilities                      13,368,628

Subordinated Debt                                        500,000

Members' Equity                                        4,826,117
                                                    ------------

TOTAL LIABILITIES AND MEMBERS' EQUITY               $ 25,784,339
                                                    ============

The Notes to the Financial Statements are an integral part of these statements.

                                GOLDEN EAGLE LLC
                      INCOME STATEMENT AND MEMBERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

Income
Lease Income                                  $  6,935,888
Gain on Sale of Lease Receivables                3,647,025
Investment Income                                   14,237
Other Income                                     1,846,595
                                              ------------

  Total Revenues                                12,443,745

Lease Expense                                    4,942,428
Salaries and Benefits                            2,073,575
Interest Expense                                 1,117,724
Depreciation and Amortization                      327,312
Other General and Administrative Expenses        2,464,018
                                              ------------

  Total Expenses                                10,925,057

Income before Benefit for Income Taxes           1,518,688

Benefit for Income Taxes                           135,611
                                              ------------

NET INCOME                                       1,654,299

MEMBERS' EQUITY, JANUARY 1, 1999                 5,023,418

Distributions                                   (1,851,600)
                                              ------------

MEMBERS' EQUITY, SEPTEMBER 30, 1999           $  4,826,117
                                              ============


The Notes to the Financial Statements are an integral part of these statements.

                                GOLDEN EAGLE LLC
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999

Cash Flows used by Operating Activities:
 Net Income                                      $  1,654,299

Adjustments to Reconcile Net Income to
Net Cash by Operating Activities:
 Depreciation and Amortization                        327,312
 Changes in Assets and Liabilities:
   (Increase) in Accounts Receivable                 (254,357)
    Decrease in Prepaid Expenses                        4,770
    Increase in Other Receivables                    (223,740)
    Decrease in Escrow Cash Deposit                 1,052,660
   (Increase) in Security Deposit                      (2,500)
    Increase in Accounts Payable
      and Accrued Expenses                          1,185,398
    Increase in Taxes Payable                          12,148
   (Decrease) in Other Payables                       (25,395)
    Increase in Security Deposits                      17,150
   (Decrease) in Deferred Taxes                      (136,331)
                                                 ------------

     Net Cash (Used)/Provided
       by Operating Activities                      3,611,414

Cash Flows from Investing Activities-
 Increase in Investments                               (1,075)
 Purchase of Furniture and Equipment                  (37,124)
 (Increase) in Equipment
  under Operating Lease                              (323,563)
 Software Development Costs                           (23,523)
                                                 ------------

 Net Cash (Used) by Investing Activities             (385,285)

Cash Flows Provided by Financing Activities-
 Net Investment in Direct Financing Leases        (12,922,810)
 Borrowings under Notes Payable                    83,698,507
 (Payments) under Notes Payable                   (72,443,361)
 Drawings                                          (1,851,600)
                                                 ------------

     Net Cash Provided/(Used) by
      Financing Activities                         (3,519,264)
                                                 ------------

     Net Increase/(Decrease) in Cash                 (293,135)

Cash at Beginning of Nine Months                      761,746
                                                 ------------

Cash at End of Nine Months                       $    468,611
                                                 ============

Supplemental Disclosures
Noncash Investing and Financing Activities
 Cash Paid during the Nine Months for:
 Interest                                        $  1,050,039
 Income Taxes                                             675


The Notes to the Financial Statements are an integral part of these statements.

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER,30, 1999

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      Nature of Business

                  Golden Eagle, LLC (The Company) leases diversified types of office, medical, telecommunications and credit card authorization equipment generally for a period of one to five years. The Company also structures and operates vendor leasing programs. The Company's wholly owned subsidiary, Golden Eagle Credit Corporation, was incorporated in the State of New York in 1987 and formerly operated as a subsidiary of Sequa Corporation.

         (B)      Principles of Consolidation

                  The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned.

                  All significant intercompany balances and transactions have been eliminated in consolidation.

         (C)      Accounting for Unearned Lease Income

                  The Company accounts for its leases where applicable as direct financing leases under the provision of Statement of Financial Accounting Standards No. 13. The aggregate lease payments to be received over the term of the leases plus the estimated unguaranteed residual value less the unearned amount of each is capitalized as net investment in the leases. The unguaranteed residual value is recognized as income over the term of the lease payments by use of the effective interest method.

                  In addition, leases that do not meet the direct finance criteria are treated as operating leases where income is recognized based on the lease agreement.

         (D)      Property, Plant and Equipment

                  Property and equipment are stated at cost. Depreciation is computed using straight-line methods over the estimated useful lives of the respective assets which range from 5 years (equipment) to 7 years (furniture and fixtures). Depreciation expense on office property, plant and equipment is $26,295 for the nine months ended September 30, 1999.

                  As described further in Note 3, equipment under operating leases is included as part of property, plant and equipment.

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30,1999

         (E)      Income Taxes

                  The Company is treated as a partnership for federal income tax purposes and does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the members. However, one of the Company's wholly owned subsidiaries is a corporation and may be subject to income taxes.

                  With respect to its wholly owned subsidiary, the Company utilizes the asset and liability method of accounting for income taxes in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". Under the asset and liability method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates.

                  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.


         (F)      Compensated Absences

                  The Corporation has not accrued for compensated absences as the amount cannot be reasonably estimated.

         (G)      Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         (H)      Concentrations

                  The Company's lease receivables and unguaranteed residual value consist mainly from the lease of credit card authorization equipment. However, these amounts consist of a large number of customers and a wide range of industries and locations. The Company maintains several cash accounts at different financial institutions and at September 30, 1999, $356,365 was in excess of the FDIC insured limit of $100,000.

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30, 1999


2.       NET INVESTMENT IN DIRECT FINANCING LEASES

         The following lists the components of the net investment in direct financing leases as of September 30, 1999:

Total Minimum Lease Payments
         Receivable                        $ 24,692,093
Reserve of Minimum Lease Payments
         Receivable                            (573,846)

Estimated Unguaranteed Residual
         Values of Leased Equipment          12,255,311
Unearned Income                             (15,407,671)
Initial Direct Costs                          1,291,605
                                           ------------
         Net Investment in Direct
         Financing Leases                  $ 22,257,492
                                           ============

         Net Investment Classified as:
                  Current                     6,432,415
                  Noncurrent                 15,825,077

         The realization of the estimated value of leased property depends on the ultimate sale of the leased equipment at the end of the lease term. The residual value is not a part of the contractual agreement with the lessee but is based on values that have been realized in the past by the Company and on the nature of the equipment being leased.

         As discussed in Note 7, a reserve in the amount of $412,118 has been allocated against escrow cash deposits for the nine months ended September 30, 1999, related to the sale of lease receivables.


3.       EQUIPMENT UNDER OPERATING LEASE

         Leases that do not meet the criteria of direct financing leases under FASB 13 are treated as operating leases. The equipment under such leases is included as part of Property, Plant and Equipment and depreciated. Amounts billed under such leases, but not yet collected, are included in accounts receivable.

         Depreciation expense on equipment under operating lease is $76,661 for the nine months ended September 30, 1999.

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30, 1999


4.       NOTES PAYABLE

Notes Payable consists of the following:                                                     SEPTEMBER 30, 1999
                                                                                             -------------------


         A revolving line of credit in the amount of $13,000,000, which bears interest at either the prime rate plus 1% or the Libor Rate plus 275 basis points, was extended to the Company by Fleet Bank, N.A. The line matures on April 30, 2000, and is secured by certain related lease payments receivable and is guaranteed by the members of the
         Company.                                                                                $9,536,489


         A warehouse facility in the amount of $10,000,000, which bears interest at either a fixed rate of 3.80% plus the U.S. Treasury Rate, or a fixed rate of the prime rate plus 1.0% was extended to the Company by Tokyo
         Leasing (U.S.A.) Inc. The warehouse facility was extended to January
         31, 2000, and is secured by certain related lease payments receivable
         and is guaranteed by the members of the Company.                                        $2,383,781




         A warehouse facility in the amount of $5,000,000, which bears interest at a fixed rate of 3.80% plus the U.S. Treasury Rate was extended to the Company by Tokyo Leasing (U.S.A.) Inc. The warehouse facility matures on May 31, 2000, and is secured by certain related lease
         payments receivable and is guaranteed by the members of the Company.                    $  520,325

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30, 1999


         A warehouse facility in the amount of $12,000,000, which bears interest at the prime rate plus 2% was extended to the Company by LINC Capital,
         Inc. The warehouse facility matures on January 15, 2000 and is secured by certain related lease payments receivable and is
         guaranteed by the members of the Company.                                               $5,319,256


         A revolving line of credit in the amount of $100,000, which bears interest at the prime rate, was extended to the Company by Ridgefield
         Bank. Repayment is on demand and is guaranteed by the members of the
         Company.                                                                                $  100,000


         A revolving line of credit in the amount of $500,000, which bears interest at the prime rate plus 1% was extended to the Company by
         Ridgefield Bank. Repayment is on demand and is secured by certain related lease payments receivable and is guaranteed by the members
         of the Company.                                                                         $  500,000


         A revolving line of credit in the amount of $350,000, which bears interest at the prime rate plus .25% was extended to the Company by
         Savings Bank of Danbury. The line matures on June 1,2000 and is
         guaranteed by the members of the Company.                                               $   350,000


                           Total                                                                 $18,709,851


                  Less Current Maturities                                                          5,407,147
                                                                                                 -----------

                  Total Long Term Debt                                                           $13,302,704
                                                                                                 ===========

                                GOLDEN EAGLE LLC


NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30, 1999


5.       SUBORDINATED DEBT

         An unsecured subordinated debt due to the members of the Company,
         payable on demand at an interest rate of 12%.                                           $ 500,000


6.       LEASE COMMITMENTS

         The Company has various leases for equipment, furniture and offices which are classified as operating leases.

         Future minimum lease payments under noncancelable operating leases with initial or remaining terms of one year or more are as follows:

                  The year ending September 30, 2000          $351,335
                  The year ending September 30, 2001          $187,584
                  The year ending September 30, 2002          $ 10,062

         The leases for the Company's office facilities may be renewed at the option of the Company, however, they are not required to exercise such options.


7.       SALE OF LEASE RECEIVABLES

         The Company has assigned certain groups of lease payment receivables to third parties with limited recourse. The assignment has been treated as a sale of receivables with the net investment in leases reduced by the lease payment receivables sold. The Company has provided the purchasers of the lease payment receivables with a first security interest in the related equipment under lease, should the lease payment receivables be uncollectible. Additionally, in some instances, the Company would have limited recourse to the purchaser for any uncollectible lease payment receivable up to 30% of the uncollected amount after application of the equipment. The Company has retained the right to the unguaranteed residual interest in the leased equipment at the end of the lease term.

                  Gross Proceeds from Sale
                      Of Lease Receivables               $17,118,914
                  Net Investment in Lease
                      Receivables Sold                   $13,471,889
                  Gain on Sale of Lease
                      Receivables                        $ 3,647,025

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30, 1999

         Escrow cash deposits represent proceeds from the sale of lease payment receivables held in escrow accounts until the collection of the receivables by the purchasers. The escrow amounts may be used by the purchasers to recover certain uncollected amounts from the Company after application of the equipment. The total amount held in escrow accounts as of September 30, 1999 is $1,648,472. A reserve in the amount of $412,118 has been established to offset the total escrow deposits for potential uncollectibility.

8.       OTHER RECEIVABLES

         Other receivables represent amounts the Company is due from the third parties to whom it has sold lease receivables and amounts due from lessees.


9.       OTHER INCOME

         The Company self insures the equipment under lease. The lessees remit payments on a monthly basis to the Company in return for loss and destruction coverage on the leased equipment. Included in other income is $984,501 of loss and destruction fee income. As of September 30, 1999, the Company has had a nominal number of claims against the covered equipment. Correspondingly, no reserve has been established.

         Other lessee fees and service fees are also included as part of other income.


10.      COMMITMENTS AND CONTINGENCIES

         As part of its sale of certain lease receivables, the Company is required to repurchase any defaulted leases. Generally, the amount the Company is required to repurchase cannot exceed 30% of the uncollected amount after application of the related equipment.

         As discussed in Note 7, a certain percentage of the proceeds from the sale of lease receivables are held in escrow until collection of the lease receivables by the purchaser. Included in escrow cash deposits is $461,330, which one of the lease receivable purchasers is disputing. The amount in dispute has not been indicated by the lease receivable purchaser. The company feels it has met its recourse obligation with regard to this sale and feels they are entitled to this balance.

UNAUDITED

                                GOLDEN EAGLE LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30, 1999

11.      ACCRUED PAYABLES

         Other payables represent $430,690 the Company owes third parties related to the sale of certain lease receivables. In addition, $110,286 has been accrued for payroll and interest. The remaining balance of the account represents other accrued distributions.

12.      INCOME TAXES

         As discussed in Note 1, the Company is taxed as a partnership and thus does not have an entity level income tax. However, taxes are provided for the Company's wholly owned corporate subsidiary.

         The Benefit for Income Taxes at September 30, 1999 consists of the following:

                  Current Tax Expense                         $      (700)
                  Deferred Tax Benefit                            136,311
                       Benefit for Income Taxes               $   135,611

         Current tax expense represents state minimum taxes. The Deferred tax benefit results primarily from the reversal of timing differences between leases being treated as direct financing leases for financial statement reporting and true leases for tax purposes. Deferred tax benefits also result from the reversal of timing differences related to the treatment of the assignment of lease payment receivables as a sale for financial statement purposes and as a loan for tax purposes.


13.      SOFTWARE DEVELOPMENT COSTS


         The Company amortizes the cost of developing lease-related software for internal use over a five-year period. The total capitalized cost is $124,721 and the accumulated amortization is $38,027.


14.      INVESTMENTS

         Investments are stated at market value and consist of the following at September 30, 1999:

                                          Market         Cost
                  Securities              $1,075         $1,425

         Included in investment income are $2,122 and $(350) of realized and unrealized gains/(loss) on investments, respectively.

UNAUDITED

                                GOLDEN EAGLE, LLC
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                     ASSETS

Current Assets
Cash                                                            $   765,964
Accounts Receivable                                                 265,856
Net Investment in Leases-Short Term                               1,600,614
Prepaid Supplies and Expenses                                        82,033
Escrow Cash Deposit                                                 723,261
                                                                -----------
     Total Current Assets                                         3,437,728

Property, Plant and Equipment
Office Furniture and Equipment                                      239,668
Equipment under Operating Lease                                      57,988
  Less:  Accumulated Depreciation                                   (97,312)
                                                                -----------
     Property, Plant and Equipment, Net                             200,344

Other Assets
Escrow Cash Deposit                                               1,779,374
Security Deposits Receivable                                         35,474
Net Investment in Leases-Long Term                                3,937,844
Other Receivables                                                    36,283
                                                                -----------

     Total Other Assets                                           5,788,975

     TOTAL ASSETS                                               $ 9,427,047
                                                                ===========

                LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts Payable                                                $    21,074
Taxes Payable                                                       124,216
Accrued Interest                                                     25,913
Accrued Payroll                                                      27,461
Note Payable - Short Term                                         1,012,620
Other Payables                                                       31,340
                                                                -----------
     Total Current Liabilities                                    1,242,624
                                                                -----------
Long Term Liabilities
Security Deposits Payable                                            45,108
Deferred Income Taxes                                               136,331
Note Payable - Long Term                                          2,491,255
Other Payables                                                        1,727
                                                                -----------

     Total Long Term Liabilities                                  2,674,421

Subordinated Debt                                                   500,000
                                                                -----------
Members' Equity                                                   5,010,002

TOTAL LIABILITIES AND MEMBERS' EQUITY                           $ 9,427,047
                                                                ===========


The Notes to the Financial Statements are an integral part of these statements

UNAUDITED

                                GOLDEN EAGLE, LLC
                      INCOME STATEMENT AND MEMBERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

Income
Lease Income                                  $  4,101,960
Gain on Sale of Lease Receivables                8,260,105
Interest Income                                     16,074
Other Income                                       566,780
                                              ------------

  Total Revenues                                12,944,919

Lease Expense                                    5,452,818
Salaries and Benefits                            1,311,834
Interest Expense                                   727,893
Depreciation and Amortization                      134,652
Provision for Credit Losses                        300,000
Other General and Administrative Expenses        1,854,729
                                              ------------

  Total Expenses                                 9,781,926

Income before Benefit for Income Taxes           3,162,993

Benefit for Income Taxes                                 0
                                              ------------

NET INCOME                                       3,162,993

MEMBERS' EQUITY, JANUARY 1, 1998                 3,021,209

Members' Drawings                               (1,174,200)
                                              ------------

MEMBERS' EQUITY, SEPTEMBER 30, 1998           $  5,010,002
                                              ============


The Notes to the Financial Statements are an integral part of these statements.

UNAUDITED

                                GOLDEN EAGLE LLC
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

Cash Flows used by Operating Activities:
 Net Income                                      $  3,162,993

Adjustments to Reconcile Net Income to
Net Cash by Operating Activities:
 Depreciation and Amortization                        134,652
 Changes in Assets and Liabilities:
    Decrease in Accounts Receivable                 1,984,504
   (Increase) in Prepaid Expenses                     (49,128)
   (Increase) in Other Receivables                     (6,972)
   (Increase) in Escrow Cash Deposit               (1,311,276)
   (Increase) in Security Deposit                     (16,814)
    Decrease in Accounts Payable
      and Accrued Expenses                           (132,614)
    Increase in Taxes Payable                          60,023
   (Decrease) in Other Payables                       (32,950)
    Increase in Security Deposits                      16,342
   (Decrease) in Deferred Taxes                       (60,000)
                                                 ------------

     Net Cash (Used)/Provided
       by Operating Activities                      3,748,760

Cash Flows from Investing Activities-
 Purchase of Furniture and Equipment                 (142,357)
 (Increase) in Equipment
  under Operating Lease                               (17,220)
                                                 ------------

 Net Cash (Used) by Investing Activities             (159,577)

Cash Flows Provided by Financing Activities-
 Net Investment in Direct Financing Leases          3,449,670
 Borrowings under Subordinated Debt                   500,000
 Borrowings under Notes Payable                    50,988,309
 (Payments) under Notes Payable                   (57,510,785)
 Drawings                                          (1,174,200)
                                                 ------------

     Net Cash Provided/(Used) by
      Financing Activities                         (3,747,006)
                                                 ------------

     Net Increase/(Decrease) in Cash                 (157,823)

Cash at Beginning of Nine Months                      923,787
                                                 ------------

Cash at End of Nine Months                            765,964
                                                 ============

Supplemental Disclosures
Noncash Investing and Financing Activities
 Cash Paid during the Nine Months for:
 Interest                                             701,980
 Income Taxes                                           1,874
                                                 ============

The Notes to the Financial Statements are an integral part of these statements.

UNAUDITED

                                GOLDEN EAGLE, LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30, 1998

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      Nature of Business

                  Golden Eagle, LLC (The Company) leases diversified types of office, medical, telecommunications and credit card authorization equipment generally for a period of one to five years. The Company also structures and operates vendor leasing programs. The Company's wholly owned subsidiary, Golden Eagle Credit Corporation, was incorporated in the State of New York in 1987 and formerly operated as a subsidiary of Sequa Corporation.

         (B)      Principles of Consolidation

                  The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned.

                  All significant intercompany balances and transactions have been eliminated in consolidation.

         (C)      Accounting for Unearned Lease Income

                  The Company accounts for its leases where applicable as direct financing leases under the provision of Statement of Financial Accounting Standards No. 13. The aggregate lease payments to be received over the term of the leases plus the estimated unguaranteed residual value less the unearned amount of each is capitalized as net investment in the leases. The unguaranteed residual value is recognized as income over the term of the lease payments by use of the straight-line method applied as payments are made by the lessee.

                  In addition, leases that do not meet the direct finance criteria are treated as operating leases where income is recognized based on the lease agreement.

         (D)      Property, Plant and Equipment

                  Property and equipment are stated at cost. Depreciation is computed using straight-line methods over the estimated useful lives of the respective assets which range from 5 years (equipment) to 7 years (furniture and fixtures). Depreciation expense on non-operating fixed assets is $37,743 for the nine months ended September 30, 1998. As described further in Note 3, equipment under operating leases is included as part of property, plant and equipment.

UNAUDITED

                                GOLDEN EAGLE, LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30,1998

         (E)      Income Taxes

                  The Company is treated as a partnership for federal income tax purposes and does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the members. However, one of the Company's wholly owned subsidiaries is a corporation and may be subject to income taxes.

                  With respect to its wholly owned subsidiary, the Company utilizes the asset and liability method of accounting for income taxes in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". Under the asset and liability method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates.

                  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         (F)      Compensated Absences

                  The Corporation has not accrued for compensated absences as the amount cannot be reasonably estimated.

         (G)      Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         (H)      Concentrations

                  The Company's lease receivables and unguaranteed residual value consist mainly from the lease of credit card authorization equipment. However, these amounts consist of a large number of customers and a wide range of industries and locations. The Company maintains several cash accounts at different financial institutions and at September 30, 1998, $765,964 was in excess of the FDIC insured limit of $100,000.

UNAUDITED

                                GOLDEN EAGLE, LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30, 1998


2.       NET INVESTMENT IN DIRECT FINANCING LEASES

         The following lists the components of the net investment in direct financing leases as of September 30, 1998:

Total Minimum Lease Payments
         Receivable                        $ 5,050,953
Reserve of Minimum Lease Payments
         Receivable                           (620,963)

Estimated Unguaranteed Residual
         Values of Leased Equipment          8,441,049
Unearned Income                             (7,589,151)
Initial Direct Costs                           256,570
                                           -----------
         Net Investment in Direct
         Financing Leases                  $ 5,538,458
                                           ===========

         Net Investment Classified as:
                  Current                    1,600,614
                  Noncurrent                 3,937,844


         The realization of the estimated value of leased property depends on the ultimate sale of the leased equipment at the end of the lease term. The residual value is not a part of the contractual agreement with the lessee but is based on values that have been realized in the past by the Company and on the nature of the equipment being leased.


3.       EQUIPMENT UNDER OPERATING LEASE

         Leases that do not meet the criteria of direct financing leases under FASB 13 are treated as operating leases. The equipment under such leases is included as part of Property, Plant and Equipment and depreciated. Amounts billed under such leases, but not yet collected, are included in accounts receivable.

UNAUDITED

                                GOLDEN EAGLE, LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30, 1998


4.       NOTES PAYABLE

         Notes Payable consist of the following:

                                                                                        September 30, 1998
                                                                                        ------------------

         A revolving line of credit in the amount of $8,000,000, which bears interest at either the prime rate plus 1% or the Libor Rate plus 275 basis points, was extended to the Company by Fleet Bank, N.A. The line matures on April 30, 2000, and is secured by certain related lease payments receivable and is guaranteed by the members of the
         Company.                                                                       $ 3,100,318


         A warehouse facility in the amount of $10,000,000, which bears interest at either a fixed rate of 3.50% plus the U.S. Treasury Rate, or a fixed rate of the prime rate plus 1.0% was extended to the Company by Tokyo
         Leasing (U.S.A.) Inc. The warehouse facility matures on November 5,
         1998, and is secured by certain related lease payments receivable and
         is guaranteed by the members of the Company.                                   $         0


         A warehouse facility in the amount of $5,000,000, which bears interest at either a fixed rate of 3.50% plus the U.S. Treasury Rate, or a fixed rate of the prime rate plus 1.0% was extended to the Company by Tokyo
         Leasing (U.S.A.) Inc. The warehouse facility matures on June 11, 1999, and is secured by certain related lease payments receivable and is
         guaranteed by the members of the Company                                       $   392,049

UNAUDITED

                                GOLDEN EAGLE, LLC

NOTES TO THE FINANCIAL STATEMENTS                            SEPTEMBER 30, 1998


         A warehouse facility in the amount of $6,500,000, was extended to the
         Company by LINC Capital, Inc. The warehouse facility is continuous and is secured by certain related lease payments receivable and is guaranteed by the members of the Company. The interest rate has now been adjusted to the prime rate plus 2.0% and will be reduced by 1.0%
         if the average balance exceeded
         $2,500,000 during the prior quarter.                                           $    11,508
                                                                                        -----------

                  Total                                                                 $  3,503,875

                  Less Current Maturities                                                  1,012,620
                                                                                        ------------
                  Total Long Term Debt                                                  $  2,491,255
                                                                                        ============

5.       SUBORDINATED DEBT

         An unsecured subordinated debt due to the                                      $   500,000
         members of the Company, payable on
         demand at an interest rate of 12%.

6.       LEASE COMMITMENTS

         The Company has various leases for equipment, furniture and offices which are classified as operating leases.

         The leases for the Company's office facilities may be renewed at the option of the Company, however, they are not required to exercise such options.


7.       SALE OF LEASE RECEIVABLES

         The Company has assigned certain groups of lease payment receivables to third parties with limited recourse. The assignment has been treated as a sale of receivables with the net investment in leases reduced by the lease payment receivables sold. The Company has provided the purchasers of the lease payment receivables with a first security interest in the related equipment under lease, should the lease payment receivables be uncollectible. Additionally, in some instances, the Company would have limited recourse to the purchaser for any uncollectible lease payment receivable up to 30% of the uncollected amount after application of the equipment. The

UNAUDITED

                                GOLDEN EAGLE, LLC

NOTES TO THE FINANCIAL STATEMENTS                          SEPTEMBER 30, 1998


         Company has retained the right to the unguaranteed residual interest in the leased equipment at the end of the lease term.


                  Gross Proceeds from Sale
                      of Lease Receivables               $35,460,297
                  Net Investment in Lease
                      Receivables Sold                    27,200,192
                                                         -----------
                  Gain on Sale of Lease
                      Receivables                        $ 8,260,105
                                                         ===========


         Escrow cash deposits represent proceeds from the sale of lease payment receivables held in escrow accounts until the collection of the receivables by the purchasers. The escrow amounts may be used by the purchasers to recover certain uncollected amounts from the Company after application of the equipment.


8.       OTHER RECEIVABLES

         Other receivables represent amounts the Company is due from the third parties to whom it has sold lease receivables. In certain instances the Company continues to collect the lessee payments and then remits them to the third party purchaser. As of the balance sheet date the Company has remitted $36,283 in excess of the amount actually collected.


9.       OTHER INCOME

         The Company self insures the equipment under lease. The lessees remit payments on a monthly basis to the Company in return for loss and destruction coverage on the leased equipment. As of September 30, 1998, the Company has not had any claims against the covered equipment. Correspondingly no reserve has been established.


10.  COMMITMENTS

         As part of its sale of certain lease receivables, the Company is required to repurchase any defaulted leases. Generally, the amount the Company is required to repurchase cannot exceed 30% of the uncollected amount after application of the related equipment.

UNAUDITED

                                GOLDEN EAGLE, LLC

NOTES TO THE FINANCIAL STATEMENTS                    SEPTEMBER 30, 1998

11.      OTHER PAYABLES

         Other payables represent amounts the Company owes Tokyo Leasing related to the sale of certain lease receivables. Interest on the amounts owed is between 9.12% and 10.80%.


12.      INCOME TAXES

         As discussed in Note 1, the Company is taxed as a partnership and thus does not have an entity level income tax. However, taxes are provided for the Company's wholly-owned corporate subsidiary.

         The net deferred tax liability in the accompanying balance sheet of $136,331 results principally from the difference between the cash method used for reporting taxes and the accrual method in the financial statements. Deferred tax liabilities have also resulted from the difference between leases being treated as direct financing leases for financial statement reporting and true leases for tax purposes. Additional deferred tax liabilities have been generated on the treatment of the assignment of lease payment receivables as a sale for financial statement purposes and as a loan for tax purposes.

         The current income tax expense arose from a minimum tax on capital imposed by state taxing authorities. The Company's timing differences are expected to reverse within the next four years. The statutory rate of taxation for federal and state of Connecticut jurisdictions averages 43%, net of the state tax benefit.

                              HYPERCOM CORPORATION
           UNAUDITED PRO-FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        For the year ended June 30, 1999
                    (In thousands, except per share amounts)

                                                                  Hypercom        Golden           Pro-Forma     Pro-Forma
                                                                Corporation      Eagle LLC        Adjustments     Totals
                                                                -----------      ---------        -----------    ---------
Net revenue                                                      $261,515         $16,864                        $278,379
Costs and expenses:
      Costs of revenue                                            141,831                                         141,831
      Research and development                                     30,249                                          30,249
      Selling, general and administrative                          74,772          16,174         $ 1,228 (2)      92,174
                                                                 --------         -------         -------        --------
           Total costs and expenses                               246,852          16,174           1,228         264,254
                                                                 --------         -------         -------        --------
           Income from operations                                  14,663             690          (1,228)         14,125

Interest and other income                                           5,888                                           5,888
Interest and other expense                                         (1,228)                                         (1,228)
Foreign currency gain (loss)                                       (6,757)                                         (6,757)
                                                                 --------         -------         -------        --------
           Income before income taxes                              12,566             690          (1,228)         12,028

Provision for income taxes                                         (3,393)             59             307 (2)      (3,027)
                                                                 --------         -------         -------        --------
           Net income                                            $  9,173         $   749         $  (921)       $  9,001
                                                                 ========         =======         =======        ========

Net income per share:

      Basic earnings per share                                   $   0.28                                        $   0.27
                                                                 ========                                        ========

      Weighted average basic common shares                         33,148                             433 (1)      33,581
                                                                 ========                         =======        ========

      Diluted earnings per share                                 $   0.27                                        $   0.26
                                                                 ========                                        ========

      Weighted average diluted common shares                       34,428                             433 (1)      34,861
                                                                 ========                         =======        ========

The accompanying notes are an integral part of the unaudited pro-forma combined condensed financial statements.

                              HYPERCOM CORPORATION
           UNAUDITED PRO-FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      Three months ended September 30, 1999
                    (In thousands, except per share amounts)

                                                                Hypercom         Golden           Pro-Forma     Pro-Forma
                                                               Corporation      Eagle LLC        Adjustments     Totals
                                                               -----------      ---------        -----------    ---------
Net revenue                                                      $73,302          $3,676                         $76,978
Costs and expenses:
      Costs of revenue                                            39,969                                          39,969
      Research and development                                     9,345                                           9,345
      Selling, general and administrative                         19,948           2,662           $ 307 (2)      22,917
                                                                 -------          ------           -----         -------
           Total costs and expenses                               69,262           2,662             307          72,231
                                                                 -------          ------           -----         -------
           Income from operations                                  4,040           1,014            (307)(2)       4,747

Interest and other income                                          1,152                                           1,152
Interest and other expense                                          (465)                                           (465)
Foreign currency gain (loss)                                        (165)                                           (165)
                                                                 -------          ------           -----         -------
           Income before income taxes                              4,562           1,014            (307)          5,269

(Provision) benefit for income taxes                              (1,140)            135              77 (2)        (928)
                                                                 -------          ------           -----         -------
           Net income                                            $ 3,422          $1,149           $(230)        $ 4,341
                                                                 =======          ======           =====         =======

Net income per share:

      Basic earnings per share                                   $  0.10                                         $  0.13
                                                                 =======                                         =======

      Weighted average basic common shares                        33,231                             433 (1)      33,664
                                                                 =======                           =====         =======

      Diluted earnings per share                                 $  0.10                                         $  0.12
                                                                 =======                                         =======

      Weighted average diluted common shares                      34,415                             433 (1)      34,848
                                                                 =======                           =====         =======


The accompanying notes are an integral part of the unaudited pro-forma combined condensed financial statements.

                              HYPERCOM CORPORATION
              UNAUDITED PRO-FORMA COMBINED CONDENSED BALANCE SHEET
                               September 30, 1999
                                 (In thousands)

ASSETS                                                                    Hypercom         Golden        Pro-Forma       Pro-Forma
                                                                         Corporation      Eagle LLC     Adjustments       Totals
                                                                         -----------      ---------     -----------      ---------
Current assets:
      Cash and cash equivalents                                             $ 40,335        $   469     $ (18,500) (1)    $ 21,629
                                                                                                             (675) (1)
      Marketable securities, at market                                        19,299              1                         19,300
      Accounts receivable (net of allowance for
        doubtful accounts of $3,193 and $3,082)                               55,954            838                         56,792
      Net investment in leases - short term                                                   6,432                          6,432
      Inventories                                                             60,116                                        60,116
      Deferred income taxes                                                   11,421                                        11,421
      Prepaid taxes                                                            4,727                                         4,727
      Prepaid expenses and other current assets                               14,722            561                         15,283
                                                                            --------        -------     ---------         --------
           Total current assets                                              206,574          8,301       (19,175)         195,700

Property, plant and equipment, net                                            34,448            408                         34,856
Long-term investments                                                         19,529                                        19,529
Net investment in leases - long term                                                         15,825                         15,825
Goodwill, net of amortization                                                  5,829                       18,424           24,253
Intangible assets, net of amortization                                         4,964             87                          5,051
Other assets                                                                  14,005          1,163           (75)(1)       15,093
                                                                            --------        -------     ---------         --------
           Total assets                                                     $285,349        $25,784     $    (826)        $310,307
                                                                            ========        =======     =========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                      $ 16,968        $   172                       $ 17,140
      Accrued liabilities                                                     14,628          1,341                         15,969
      Deferred revenue                                                         9,173                                         9,173
      Income taxes payable                                                     3,523            169                          3,692
      Current portion of long-term obligations                                   448          5,407                          5,855
                                                                            --------        -------                       --------
           Total current liabilities                                          44,740          7,089                         51,829
Security deposits                                                                                66                             66

Long-term obligations                                                         10,868         13,803                         24,671
                                                                            --------        -------                       --------
           Total liabilities                                                  55,608         20,958                         76,566

Stockholders' equity:
      Common stock, $.001 par value; 100,000,000 shares authorized;
         33,199,517 shares issued and outstanding for
         September 30, 1999.                                                      13                            4 (1)           17
      Additional paid-in capital                                             146,011                        3,996 (1)      150,007
      Receivables from stockholder                                            (1,498)                                       (1,498)
      Members' equity                                                                         4,826        (4,826)(1)
      Retained earnings                                                       88,909                                        88,909
                                                                            --------        -------     ---------         --------
                                                                             233,435          4,826          (826)         237,435
Treasury stock (at cost)                                                      (3,694)                                       (3,694)
                                                                            --------        -------     ---------         --------
           Total stockholders' equity                                        229,741          4,826          (826)         233,741
                                                                            --------        -------     ---------         --------
           Total liabilities and stockholders' equity                       $285,349        $25,784     $    (826)        $310,307
                                                                            ========        =======     =========         ========

The accompanying notes are an integral part of the unaudited pro-forma combined condensed financial statements.

NOTES TO UNAUDITED PRO-FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 1999 AND FOR THE YEAR ENDED JUNE 30,1999 AND THE THREE MONTHS ENDED SEPTEMBER 30, 1999


The pro-forma combined condensed financial statements give effect to Hypercom Corporation's purchase of substantially all of the assets and business and the assumption of certain liabilities of Golden Eagle LLC ("Golden Eagle") in exchange for $18.5 million in cash and $4 million in the Company's common stock. In addition, Golden Eagle is also entitled to earn an amount up to $32.5 million in the Company's common stock over the next three years if certain financial objectives are met. The unaudited pro-forma combined condensed Statements of Income for the year ended June 30, 1999 and the three months ended September 30, 1999 reflect this transaction as if it had taken place on July 1, 1998. The unaudited pro-forma combined condensed Balance Sheet gives effect to the transaction as if it had taken place on September 30, 1999.

On December 14, 1999, pursuant to an Agreement of Purchase and Sale of Assets, Hypercom Corporation agreed to purchase substantially all of the assets and business and the assumption of certain liabilities of Golden Eagle LLC. The transaction was completed on January 7, 2000. The purchase price paid at closing was $18.5 million in cash and $4 million in the Company's common stock. In addition, Golden Eagle can also earn an amount up to $32.5 million in the Company's common stock over the next three years if certain financial objectives are met. The transaction was accounted for using the purchase method of accounting. The pro-forma combined condensed financial statements have been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Golden Eagle based on fair value. In the opinion of Hypercom's management, all adjustments necessary to present fairly such unaudited pro-forma combined condensed financial statements have been made.

In connection with the Golden Eagle transaction, Hypercom recorded $17.7 million in goodwill, which will be amortized on a straight line basis over a 15-year period.

The unaudited pro-forma combined condensed financial statements are not necessarily indicative of what the actual financial results would have been had the transaction taken place on July 1, 1998 or September 30, 1999, and do not purport to indicate the results of future operations.

The unaudited pro-forma combined condensed financial statements give effect to the following pro-forma adjustments:

1. In accordance with the Agreement of Purchase and Sale of Assets, the purchase price of $18.5 million paid in cash and $4 million paid in Hypercom common stock was recorded, resulting in the recording of $17.7 million in goodwill. The share price used to determine the number of shares issued (432,872) was based on the average closing sales price of a share of Hypercom common stock for the twenty-day period ending on the fifth trading day immediately preceding the closing date, which was $9.2406. In addition, acquisition costs amounting to $675,000 was paid at closing, and is reflected in the pro-forma adjustments. Hypercom had previously incurred costs of $75,000, which had been classified as other assets.

AS OF SEPTEMBER 30, 1999 AND FOR THE YEAR ENDED JUNE 30,1999 AND THE THREE MONTHS ENDED SEPTEMBER 30, 1999


The unaudited pro-forma combined condensed financial statements have been prepared on the basis of assumptions described in the notes thereto and include assumptions relating to the allocation of the consideration paid for the assets, business and certain liabilities of Golden Eagle, based on their fair value. The principal asset of Golden Eagle is their investment in leases. As all leases have been entered into within the last twelve months, they are deemed to be recorded at fair value. Therefore, the excess of purchase price over assets acquired has been totally allocated to goodwill. Below is a table of the actual acquisition cost, purchase price allocation and annual amortization of the goodwill acquired. The historical net book value of Golden Eagle and the goodwill represented are as of September 30, 1999. Any payments due in the future under the earn out arrangement will result in additional goodwill and will accordingly increase future annual amortization.

                                                                                Annual
                                                              Amortization      Amortization
                                                              Life              of Goodwill
                                                              ------------      ------------
Acquisition cost:
         Initial Purchase Price             $ 22,500,000
         Acquisition expenses                    750,000
                                            ------------
                                            $ 23,250,000
                                            ============

Purchase Price Allocation:
         Fair value of acquired net assets
         (Historical net book value) of
         Golden Eagle at September
         30, 1999                           $  4,826,000

         Goodwill acquired                    18,424,000         15 years       $  1,228,267
                                            ------------
                                            $ 23,250,000
                                            ============

Tangible assets of Golden Eagle acquired principally include cash, receivables, and investments in leases and fixed assets. Liabilities of Golden Eagle include accounts payable, accrued expenses and notes payables both short term and long term.

2. The pro forma adjustment to record goodwill amortization for the year ended June 30, 1999 and the three months ended September amounted to $1,228,267 and $307,067, respectively. The reduction in taxes due to the increased amortization amounted to $307,067 and $76,767 for the comparable periods.

                                 EXHIBIT INDEX


Exhibit Number                     Description
--------------                     -----------

2.1                                Purchase Agreement described in Item 2 above.

23 Consent of Melillo & Mitchell, LLC (regarding Form S-8 Registration Statements).

99.1                               Press Release dated January 10, 2000.